<Stamp appears: FILED
STATE OF NEVADA
JUL 21 1997
SECRETARY OF STATE>


                      ARTICLES OF MERGER FOR
                 WINNERS INTERNET NETWORK, INC.,
                       A NEVADA CORPORATION

Pursuant to the provisions of Section 78.458 of the Nevada Revised Statutes, Winners Internet Network, Inc., a Nevada corporation (the "Corporation"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of Comstock-Empire International, Inc., a Washington corporation ("Comstock"), with and into the Corporation:

FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

Name                                     Place of Incorporation
Comstock-Empire International, Inc.      Washington
Winners Internet Network, Inc.           Nevada

SECOND: The Agreement and Plan of Merger (the "Plan") governing the merger between the Corporation and Comstock, has been adopted by the Board of Directors of the Corporation and Comstock.

THIRD: The approval of the shareholders of the Corporation and Comstock was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

Entity                           Type of Shares   Number of Shares Outstanding
Comstock-Empire
International, Inc.              Common           29,494,400

Winners Internet Network, Inc.   Common           100

The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                                Type of Shares    For            Against

Comstock-Empire International, Inc.   Common            20,000,000     0
Winners Internet Network, Inc.        Common            100            0

FOURTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

FIFTH: Following the merger there are no amendments to the Articles of Incorporation of the surviving company.

SIXTH: The complete executed Plan is on file at the registered office or other place of business of the Corporation.

SEVENTH:  The Plan of merger is attached hereto.

EIGHTH: The merger will be effective upon the filing of the Articles of Merger.

DATED this 14th day of July, 1997.

WINNERS INTERNET NETWORK, INC., a Nevada corporation


By /s/ Michael Otto
-------------------
Michael Otto, President

STATE OF UTAH         )
                      : ss.
COUNTY OF SALT LAKE   )

On the 14th day of July, 1997, personally appeared before me Michael Otto, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that he is the President of Winners Internet Network, Inc., and that said document was signed by him in behalf of said corporation by authority of its bylaws, and said Michael Otto acknowledged to me that said corporation executed the same.


John Clayton
------------
NOTARY PUBLIC

<Notary Stamp of John Clayton appears here>


By /s/ Michael Otto
-------------------
Michael Otto, Secretary

STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

On the 14th day of July, 1997, personally appeared before me Michael Otto, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that he is the Secretary of Winners Internet Network, Inc., and that said document was signed by him in behalf of said corporation by authority of its bylaws, and said Michael Otto acknowledged to me that said corporation executed the same.


John Clayton
------------
NOTARY PUBLIC

<Notary stamp for John Clayton appears here>

COMSTOCK-EMPIRE INTERNATIONAL, INC.



By /s/ John W. Peters
---------------------
John W. Peters, President


STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

On the 14th day of July, 1997, personally appeared before me John W. Peters, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that he is the President of Comstock-Empire International, Inc. and that said document was signed by him in behalf of said corporation by authority of its bylaws, and said John W. Peters acknowledged to me that said corporation executed the same.


John Clayton
------------
NOTARY PUBLIC

<Notary Stamp for John Clayton appears here>


By /s/ Anita Patterson
----------------------
Anita Patterson, Secretary

STATE OF UTAH           )
                        : ss.
COUNTY OF SALT LAKE     )

On the 18th day of July, 1997, personally appeared before me Anita Patterson, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that she is the Secretary of Comstock-Empire International, Inc. and that said document was signed by her in behalf of said corporation by authority of its bylaws, and said Anita Patterson acknowledged to me that said corporation executed the same.


John Clayton
------------
NOTARY PUBLIC

<Notary Public stamp appears here>